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                                                                    EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 13, 2003 with respect to the consolidated financial statements of Clarent Corporation included in the Registration Statement (Form S-4) and related Prospectus of Verso Technologies, Inc. for the registration of 18,280,000 shares of its common stock.


                                             /s/ Ernst & Young LLP



San Jose, California
July 3, 2003